Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statement:
(1)Registration Statement (Form S-8 No. 333-264725) pertaining to the BrightSpire Capital, Inc. 2022 Equity Incentive Plan;
of our report dated February 19, 2025, with respect to the consolidated financial statements of BrightSpire Capital, Inc included in this Annual Report (Form 10-K) of BrightSpire Capital, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP

New York, New York

February 18, 2026